UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 26, 2007

21st Century Insurance Group
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Section 2 - Financial Information

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On February 26, 2007, the Registrant issued a press release, announcing its results for the fourth quarter of 2006. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As disclosed in Exhibit 99.1 which is incorporated herein by this reference, the Registrant announced a 4% reduction in workforce on February 26, 2007. The Company expects to incur approximately $3.7 million of severance expense in the first quarter of 2007, consisting of severance and other benefits paid during 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: March 2, 2007	By:	/s / Michael J. Cassanego
	Name:	Michael J. Cassanego
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Registrant, issued on February 26, 2007.